UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2025

Lifeward Ltd.

(Exact Name of Registrant as Specified in its Charter)

Israel	001-36612	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Donald Lynch Blvd. Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, par value NIS 1.75	LFWD	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Director Appointment

On June 15, 2025, the Board of Directors (the “Board”) of Lifeward Ltd. (the “Company”) increased the size of the Board from seven directors to eight directors and appointed Mark Grant as a Class II director, effective June 15, 2025. Mr. Grant will hold office until the 2025 Annual General Meeting of Shareholders (the “Annual Meeting”), scheduled to be held on August 1, 2025, and until his successor has been duly qualified or his earlier resignation or removal. As previously disclosed, Mr. Grant was appointed as the Company’s President and Co-Chief Executive Officer, effective as of June 2, 2025.

There are no arrangements or understandings between Mr. Grant and any other person pursuant to which Mr. Grant was appointed as a director. There are no transactions involving Mr. Grant requiring disclosure under Item 404(a) of Regulation S-K. As an employee director, Mr. Grant will not receive any compensation for his service as a member of the Board.

Director Resignation

On June 15, 2025, Larry Jasinski, a member of the Board and the Company’s Co-Chief Executive Officer, notified the Board of his decision to resign as a member of the Board, effective as of June 30, 2025. Mr. Jasinski’s decision to resign was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. As previously disclosed, Mr. Jasinski will continue to serve as Co-Chief Executive Officer until June 30, 2025, after which he will serve in an advisory capacity on an as-needed basis through the end of 2025.

Item 5.08 Shareholder Director Nominations.

The Board has set the date for the Annual Meeting as August 1, 2025.  Because the Annual Meeting will be held more than 30 days from the anniversary date of the Company’s 2024 annual general meeting of shareholders, shareholders of the Company who wish to have a proposal considered for inclusion in the Company's proxy materials for the Annual Meeting pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934, as amended, must ensure that such proposal is received by the Company’s Chief Financial Officer at the Company’s principal executive offices located at 200 Donald Lynch Blvd., Marlborough, Massachusetts, U.S.A., on or before June 23, 2025, including any notice on Schedule 14N, which the Company has determined is a reasonable time before it expects to begin to print and send its proxy materials. All shareholder proposals and nominations must comply with the rules and regulations promulgated by the Securities and Exchange Commission and under the Israel Companies Law 5759-1999, and with the Company's Articles of Association, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.

Dated: June 16, 2025	By:	/s/ Mike Lawless
	Name:	Mike Lawless
	Title:	Chief Financial Officer